Exhibit 99.1






                                                   August 5, 1996

                                                   FOR IMMEDIATE RELEASE
                                                   Contact: Patrick S. Smith,
                                                            Investor Relations
                                                            (419) 483-3375




                          NEW CHIEF EXECUTIVE OFFICER

     Industrial Bancorp, Inc. (Nasdaq: INBI) announced today that Lawrence R. Rhoades has retired as Chief Executive Officer effective August 5, 1996. Mr. Rhoades will continue as Chairman of the Board and Chief Financial Officer.

     Mr. David M. Windau will assume the responsibilities of Chief Executive Officer, as well as President of the Company. Mr. Windau has been affiliated with the Industrial Savings and Loan Association in various capacities for the past 19 years.

     Industrial Bancorp, Inc. is the holding company for the Industrial Savings and Loan Association, headquartered in Bellevue, Ohio. At June 30, 1996, Industrial Bancorp reported consolidated assets of $313.6 million and shareholders' equity of $60.8 million.